Exhibit 4.2

NUMBER   Class A Common Stock  CUSIP 529771 10 7                       SHARES
N        par value $.01        see reverse for certain definitions
  ----                                                                 ------


                           Lexmark International, Inc.
              Incorporated under the laws of the State of Delaware


THIS CERTIFIES THAT




IS THE OWNER OF

         Fully paid and non-assessable shares of  the  Class  A Common Stock of
                           Lexmark International, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the seal of the Corporation and the signatures of its duly authorized officers.


[SEAL]   Dated:            Countersigned and Registered:
                           CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                           Transfer Agent and Registrar

                           By


                           Authorized Signature



Secretary                  Chairman and Chief Executive Officer

                                 [Reverse Side]

                           Lexmark International, Inc.


         This Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT --         Custodian
                                                       ----              -----
                                                      (Cust)            (Minor)
TEN ENT - as tenants by the entireties        under Uniform Gifts to Minors Act

JT TEN - as joint tenants with right
                                               ---------------------------
         of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list


For value received,                     hereby sell, assign and transfer unto
                    --------------------


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


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Please print or typewrite name and address including postal zip code of assignee

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                                                                          shares
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of capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:                                           ---------------------------
         ------------------                                Signature

In presence of:                                  ----------------------------
                                                           Signature
----------------------------
                                           NOTICE: The signature(s)to this
                                           assignment must correspond with the
                                           name as written upon the face of the
                                           Certificate, in every  particular,
                                           without alteration or enlargement, or
                                           any change whatever.


         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Lexmark International, Inc., as successor to Lexmark International Group, Inc., and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Lexmark International, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Lexmark International, Inc. will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing without charge within five Business Days after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person may become null and void.